As filed with the Securities and Exchange Commission on December 10, 2020.

Registration No. 333-248416

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jiuzi Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4953	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4F No. 1 Building, Jinsha Lake Business Center

Economic Technology District

Hangzhou, Zhejiang, 311103

People’s Republic of China
+86-0571-82651956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Benjamin A. Tan Sichenzia Ross Ference LLP 1185 6th Avenue, 37th Floor New York, NY 10036 212-930-9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Ordinary Shares, par value US$0.001 per share(3)	US$	28,750,000	US$	3,136.63
Underwriter’s Warrants(4)		-		-
Ordinary Shares underlying Underwriter’s Warrants	US$	1,796,875	US$	196.04
Total	US$	30,546,875	US$	3,332.67

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act. Includes the offering price attributable to 750,000 additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Previously paid. Calculated pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 287,500 ordinary shares (equal to five percent (5%) of 5,750,000 ordinary shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional 750,000 ordinary shares) and to also register herein such underlying ordinary shares. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering. The warrants are exercisable at a per share price of 125% of the offering price of the ordinary shares offered hereby. The Underwriter Warrant shall not be callable or cancellable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to Registration Statement on Form F-1 (File No. 333-248416) is to re-file or include the following exhibits to the Registration Statement:

●	Exhibit 1.1 Form of Underwriting Agreement
●	Exhibit 5.1 Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary share being registered
●	Exhibit 23.2 Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
●	Exhibit 99.9 Request for Waivers and Representation under Item 8.A.4 of Form 20-F

No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 4 to Registration Statement on Form F-1.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Certificate for ordinary share
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary share being registered
8.1*	Opinion of Capital Equity Legal Group regarding certain PRC tax matters (included in Exhibit 99.1)
8.2*	Opinion of Ortoli Rosenstadt LLP regarding certain U.S federal tax matters (included in Exhibit 99.2)
10.1*	Share Pledge Agreement
10.2*	Exclusive Option Agreement
10.3*	Exclusive Business Cooperation Agreement
10.4*	Employment Agreement between Zhejiang Jiuzi and Shuibo Zhang
10.5*	Employment Agreement between Zhejiang Jiuzi and Qi Zhang
10.6*	Employment Agreement between Zhejiang Jiuzi and Kezhen Li
10.7*	Employment Agreement between the Registrant and Francis Zhang
10.8*	Director Agreement between the Registrant and Kezhen Li
10.9*	Director Offer Letter between the Registrant and Richard Chen
10.10*	Director Offer Letter between the Registrant and Junjun Ge
10.11*	Director Offer Letter between the Registrant and Jehn Ming Lim
10.12*	Form of Letter of Intent for Cooperation on Sales and Services of NEVs
14.1*	Code of Business Conduct and Ethics of the Registrant
21.1*	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Capital Equity Legal Group (included in Exhibit 8.1 and 99.1)
23.4*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 8.2 and 99.2)
99.1*	Opinion of Capital Equity Legal Group, regarding certain PRC law matters and the validity of the VIE Agreements
99.2*	Opinion of Ortoli Rosenstadt LLP regarding certain U.S federal tax matters
99.3*	Audit Committee Charter
99.4*	Compensation Committee Charter
99.5*	Nomination Committee Charter
99.6*	Consent of Richard Chen
99.7*	Consent of Junjun Ge
99.8*	Consent of Jehn Ming Lim
99.9	Request for Waivers and Representation under Item 8.A.4 of Form 20-F

*	Previously filed.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, on December 10, 2020.

Jiuzi Holdings, Inc.

By:	/s/ Shuibo Zhang
Shuibo Zhang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shuibo Zhang	Chief Executive Officer and Chairman of the Board of Director	December 10, 2020
Name: Shuibo Zhang	(Principal Executive Officer)

/s/ Francis Zhang	Chief Financial Officer	December 10, 2020
Name: Francis Zhang	(Principal Accounting and Financial Officer)

/s/ Qi Zhang	Chief Operating Officer	December 10, 2020
Name: Qi Zhang

/s/ Kezhen Li	Director	December 10, 2020
Name: Kezhen Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 10, 2020.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Title:	Colleen A. De Vries Senior Vice President

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